EX-24

POWER OF ATTORNEY

Know All Men By These Presents, that each person whose signature appears below constitutes and appoints E. James House, Jr. and Bobby L. Doxey, or either of them, his true and lawful attorneys in fact and agents, with full power in any and all capacities, to sign any and all amendments and supplements to this Registration Statement and any registration statement or amendment thereto that is to become effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file such registration statements, amendments or supplements, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys in fact and agents, and unto each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys in fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Capacity	Date
/s/ Jackson W. Moore		September 30, 2002
Jackson W. Moore	Chairman, President, Chief Executive Officer, Director
(Principal Executive Officer)

/s/ Bobby L. Doxey		September 30, 2002
Bobby L. Doxey	Senior Executive Vice President, Chief Financial Officer and Chief Accounting Officer
(Principal Financial Officer)

/s/ Albert M. Austin		September 30, 2002
Albert M. Austin	Director

/s/ Samuel W. Bartholomew, Jr.		September 30, 2002
Samuel W. Bartholomew, Jr	Director

/s/ George W. Bryan		September 30, 2002
George W. Bryan	Director

/s/		September 30, 2002
James E. Harwood	Director

/s/ Parnell S. Lewis, Jr.		September 30, 2002
Parnell S. Lewis, Jr.	Director

/s/		September 30, 2002
Jorge M. Perez	Director

/s/ Lou Ann Poynter		September 30, 2002
Lou Ann Poynter	Director

/s/ John R. Roberts		September 30, 2002
John R. Robert	Director

/s/ Michael Starnes		September 30, 2002
Michael Starnes	Director

/s/		September 30, 2002
Richard A. Trippeer, Jr.	Director

/s/ Robert R. Waller, M.D.		September 30, 2002
Robert R. Waller, M.D.	Director

/s/ Spence L. Wilson		September 30, 2002
Spence L. Wilson	Director